Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES
FIRST QUARTER 2010 RESULTS

•	First Quarter Loss from Continuing Operations of $2.0 Million
•	MBS Portfolio Remains 100% Invested in Agency MBS
•	Company to Discuss Results on Thursday, May 6, at 8:30 a.m. ET

VERO BEACH, Fla. (May 3, 2010) - Bimini Capital Management, Inc. (OTCBB:BMNM) ("Bimini Capital" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2010.  The Company reported a loss from continuing operations of $2.0 million for the three month period ended March 31, 2010, compared with income from continuing operations of $8.9 million for the three month period ended December 31, 2009. Including discontinued operations, the Company today reported a net loss of $1.0 million for the three month period ended March 31, 2010, compared with net income of $9.2 million for the three month period ended December 31, 2009

Details of First Quarter 2010 Results of Operations

The Company's first quarter loss from continuing operations of $2.0 million included net interest income of $1.3 million, a net loss on trading securities of $1.9 million, audit, legal and other professional fees of $0.6 million, compensation and related benefits of $0.4 million, and other operating, general and administrative expenses of $0.4 million. During the first quarter, the Company sold mortgage-backed securities (MBS) with a market value at the time of sale of $57.8 million, resulting in the realized loss of $0.01 million on the sale of MBS (based on security prices from December 31, 2009).  The remaining net loss on trading securities was due to fair value adjustments for the period.

Highlights of the MBS Portfolio

As of March 31, 2010, Bimini Capital’s MBS portfolio consisted of $102.2 million of agency or government MBS at fair value, all of which were classified as trading.  This portfolio had a weighted average coupon of 4.45% and a net weighted average repurchase agreement borrowing cost of 0.26%. The following tables summarize Bimini Capital’s agency and government mortgage related securities as of March 31, 2010 and December 31, 2009:

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BMNM Announces First Quarter 2010 Results
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May 3, 2010

(in thousands)

Asset Category	Fair Value	Percentage of Entire Portfolio	Weighted Average Coupon	Weighted Average Maturity in Months	Longest Maturity	Weighted Average Coupon Reset in Months	Weighted Average Lifetime Cap	Weighted Average Periodic Cap
March 31, 2010
Adjustable-Rate MBS	$13,865	13.6%	2.57%	203	1-Jan-32	2.12	11.66%	27.38%
Fixed-Rate MBS	33,973	33.3%	5.21%	198	1-Oct-37	n/a	n/a	n/a
Hybrid Adjustable-Rate MBS	36,272	35.4%	3.85%	355	1-Dec-39	55.03	8.85%	2.00%
Total Mortgage-backed Pass-through	84,110	82.3%	4.19%	263	1-Dec-39	40.40	9.63%	6.86%
Derivative MBS	18,050	17.7%	5.65%	247	15-Aug-38	n/a	n/a	n/a
Total Mortgage Assets	$102,160	100.0%	4.45%	263	1-Dec-39	40.40	n/a	6.86%
December 31, 2009
Adjustable-Rate MBS	$32,598	27.2%	3.75%	261	1-Oct-35	4.87	11.16%	10.34%
Fixed-Rate MBS	5,242	4.4%	6.50%	333	1-Oct-37	n/a	n/a	n/a
Hybrid Adjustable-Rate MBS	67,036	56.0%	4.45%	338	1-Dec-39	40.27	9.45%	2.00%
Total Mortgage-backed Pass-through	104,876	87.6%	4.33%	305	1-Dec-39	28.69	10.01%	4.40%
Derivative MBS	14,793	12.4%	5.59%	240	25-Jan-39	n/a	n/a	n/a
Total Mortgage Assets	$119,669	100.0%	4.49%	305	1-Dec-39	28.69	n/a	4.40%

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BMNM Announces First Quarter 2010 Results
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(in thousands)

	March 31, 2010		December 31, 2009
Agency	Fair Value	Percentage of Entire Portfolio	Fair Value	Percentage of Entire Portfolio
Fannie Mae	$87,037	85.20%	$108,775	90.9%
Freddie Mac	15,123	14.80%	10,894	9.1%
Total Portfolio	$102,160	100.00%	$119,669	100.0%

Entire Portfolio	March 31, 2010	December 31, 2009
Weighted Average Pass Through Purchase Price	$103.66	$103.13
Weighted Average Derivative Purchase Price	5.11	4.66
Weighted Average Pass Through Current Price	$104.28	$103.79
Weighted Average Derivative Current Price	$5.16	$4.93
Effective Duration (1)	2.643	1.593

(1) Effective duration of 2.643 indicates that an interest rate increase of 1.0% would be expected to cause a 2.643% decline in the value of the MBS in the Company’s investment portfolio at March 31, 2010.  An effective duration of 1.593 indicates that an interest rate increase of 1.0% would be expected to cause a 1.593% decline in the value of the MBS in the Company’s investment portfolio at December 31, 2009. These figures include the derivative securities in the portfolio.

Under the Company’s current investment strategy, the Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the derivative MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the derivative MBS sub-portfolio is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.  As of December 31, 2008, approximately 57% of the Company’s investable capital (equity in pledged PT MBS, available cash and unencumbered assets) was deployed in the PT MBS portfolio.  As of September 30, 2009, the portion of investable capital allocated to the PT MBS sub-portfolio was 32%, as the Company was preparing to execute the second debt extinguishment transaction and needed to preserve available cash.  At December 31, 2009, the allocation to the PT MBS had risen to 43%, although still lower than the 57% allocation at December 31, 2008.  As a result of anticipated higher levels of prepayments and robust valuations of PT MBS driven by Federal Reserve purchases, during the first quarter of 2010 the Company has allocated capital away from PT MBS and potential price and prepayment related margin call activity.  As a result, at March 31, 2010, the allocation to the PT MBS has fallen to 12%.

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BMNM Announces First Quarter 2010 Results
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Prepayments rates on the two MBS sub-portfolios were as follows: (in CPR)

	Q1 2009	Q4 2009	Q1 2010

PT MBS	10.9%	26.0%	9.2%
Derivative MBS	9.2%	26.9%	33.3%
Total	10.7%	26.1%	28.8%

REIT Taxable Income and Dividends

The REIT incurred an estimated taxable loss for the three months ended March 31, 2010, of $0.5 million. For the three months ended March 31, 2010, the Company recorded approximately $0.5 million of capital gains related to sales of mortgage backed securities. As of March 31, 2010, the Company has approximately $56.8 million of capital loss carry-forwards that could be used to offset future capital gains for tax purposes.

At a meeting of the Board of Directors of Bimini Capital on April 1, 2010, the members of the Board declared a common stock dividend of $0.03 per share of Class A Common Stock related to estimated taxable income expected for the full year ending December 31, 2010.  The first quarter dividend was payable on April 30, 2010, to holders of record on April 15, 2010.

REIT taxable income/(loss) is a term that describes the Company's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. The Company's REIT taxable income/(loss) is computed differently from net income as computed in accordance with generally accepted accounting principles (GAAP) as reported in the Company's consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

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BMNM Announces First Quarter 2010 Results
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In order to maintain its qualification as a REIT, the Company is required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to, generally, 90% of the Company's REIT taxable income. Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, the Company's dividends are largely based on REIT taxable income, as determined for federal income tax purposes as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Company's Board of Directors.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2010, was $1.05. Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity (or deficit) by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2010, the Company's consolidated stockholders' equity was $10.5 million with 10,035,654 Class A Common shares outstanding. At March 31, 2010, the Company had $5.2 million in cash and cash equivalents.

Management Commentary

Commenting on the Company's first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, "As we entered 2010, Bimini Capital was attempting to put the major events of the last few years behind us.  We completed the restructuring of our balance sheet in 2009 and eliminated 74% of our trust preferred debt, realizing $42 million in gains on the early extinguishment of the debt.  These gains, although not resulting in cash flows to the Company, represented a form of taxable income that is required to be distributed under IRS rules. In accordance with IRS Revenue Procedure 2009-15, the Company distributed shares of Class A Common Stock for 90% of the required distribution to minimize the cash impact on the Company.  The dividend was distributed on January 19, 2010.  Also, related to our restructuring of 2009, the Company completed a one-for-ten reverse stock split on March 12, 2010.  The dividend distributed in January utilized all of the shares authorized under the Company’s charter and the reverse split reduced the number of shares outstanding to one for every ten without changing  the number of shares authorized/to be issued.  As a result of these actions, (and also from a legal matter relating to the second debt extinguishment), legal and professional fees have been significant for the past two quarters.

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BMNM Announces First Quarter 2010 Results
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"Turning now to the results of our operations in the first quarter, the major event of the period was the delinquent loan buyouts announced by Fannie Mae and Freddie Mac. Pursuant to these announcements, all loans in their existing MBS pools delinquent 120 days or more were to be repurchased.  As we mentioned in our 2009 year-end earnings release, prepayment uncertainty at the time was as high as we had ever experienced.  Since the announcements by Fannie Mae and Freddie Mac, this uncertainty has to a large extent evaporated as some details of the buyouts have been released.  The preponderance of the Company’s MBS portfolio exposure has been to Fannie Mae, generally over 85% for each of the last five quarters.  Since Fannie Mae announced that their buyouts would occur with the highest coupon mortgages first, and occur over several months, the Company was able to reposition the pass-through sub-portfolio and avoid excessive pay-downs.  However, as market pricing adjusted for anticipated pay-downs, security prices were impacted and the Company recorded $1.8 million in adverse mark to market adjustments, predominantly in the derivative sub-portfolio.  The Company has taken steps to reposition the derivative sub-portfolio away from higher coupon, newer origination mortgages.  However, exposure to such securities was extremely beneficial for the latter half of 2008 and 2009, as prepayments were generally benign. In fact, our initial investment in the derivative sub-portfolio was $13.8 million in August 2008.  Between August 2008 and March 31, 2010, our investment in the derivative sub-portfolio has ranged between $10.8 and $19.3 million, and averaged $15.3 million.  Between August 2008 and December 31, 2009, the company realized interest income, realized and unrealized gains or losses on the derivative sub-portfolio of approximately $12.6 million.  As of March 31, 2010, the comparable figure was $11.7 million."

Mr. Cauley continued, “We reduced the size of our pass-through sub-portfolio in anticipation of the Fannie Mae and Freddie Mac buyouts late in the first quarter.  Since March 31, 2010, we  have started rebuilding the pass-through sub-portfolio it to its previous size now that the Agency buyout activity is better understood and repositioned it towards more seasoned mortgages with origination years from the period prior to the peak of the housing bubble (2002-2004) and with a heavier exposure to 15 year maturities.  Our allocation to the derivative sub-portfolio at March 31, 2010 was also greater than at 2009 year end (88% versus 57%), although this percentage has come down since the end of the first quarter.  Going forward, we continue to leverage our expertise in the MBS universe as we deploy our capital opportunistically in an effort to enhance our earnings and protect our capital base. We look forward to a year focused on managing our MBS portfolio rather than dealing with the events of the past few years.”

The Company has scheduled an online Web simulcast and conference call to discuss these announcements that will begin at 8:30 a.m. ET. Thursday, May 6, 2010. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 48 hours. A link to these events will be available at the Company's website www.biminicapital.com. Those persons without Internet access may listen to the live call by dialing (888) 710-4007 or (913) 312-1471, confirmation code: 2974232.

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BMNM Announces First Quarter 2010 Results
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The following is a presentation of the unaudited quarterly results of operations for each of the previous four quarters.  (For all periods presented the per share amounts reflect the one-for-ten share reverse stock split effective March 12, 2010).

(in thousands, except per share data)
	Quarters Ended
	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Interest income	$2,683	$2,882	$1,785	$1,898
Interest expense	(105)	(69)	(60)	(68)
Net interest income, before junior subordinated debt interest	2,578	2,813	1,725	1,830
Interest on junior subordinated debt	(1,298)	(1,058)	(665)	(550)
Net interest income	1,280	1,755	1,060	1,280
Other income (expense)	33,980	1,274	9,840	(1,903)
Total net revenues (deficiency in revenues)	35,260	3,029	10,900	(623)
Direct REIT operating expenses	149	146	148	147
General and administrative expenses	708	577	1,666	1,264
Income taxes	-	-	145	(15)
Total expenses	857	723	1,959	1,411
Income (loss) from continuing operations	34,403	2,306	8,941	(2,019)
Discontinued operations (net of tax)	(2,544)	200	234	1,010
Net income (loss)	$31,859	$2,506	$9,175	$(1,009)
Basic Net Income (Loss) Per Share:
Class A Common Stock
Continuing operations	$12.52	$0.80	$3.10	$(0.24)
Discontinued operations	(0.93)	0.07	0.08	0.12
Total	$11.59	$0.87	$3.18	$(0.12)
Class B Common Stock
Continuing operations	$12.45	$0.83	$3.20	$(0.24)
Discontinued operations	(0.92)	0.07	0.08	0.12
Total	$11.53	$0.90	$3.28	$(0.12)
Diluted Net Income (Loss) Per Share:
Class A Common Stock
Continuing operations	$12.50	$0.80	$1.26	$(0.24)
Discontinued operations	(0.93)	0.07	0.04	0.12
Total	$11.57	$0.87	$1.30	$(0.12)
Class B Common Stock
Continuing operations	$12.45	$0.83	$3.20	$(0.24)
Discontinued operations	(0.92)	0.07	0.08	0.12
Total	$11.53	$0.90	$3.28	$(0.12)

About Bimini Capital Management, Inc.

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BMNM Announces First Quarter 2010 Results
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May 3, 2010

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com